CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-34155, 333-34157, 33-8997, 333-03097 and
33-54743) of La-Z-Boy Incorporated of our report dated May 21, 1998 appearing on page 17 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-2 of this Form 10-K.





/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Toledo, Ohio
July 21, 1998